Exhibit 10.7

THE WASHINGTON SAVINGS BANK, F.S.B.

1999 STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement is made as of «GrantDate» by and between The Washington Savings Bank, F.S.B., a federally chartered, federally insured stock savings bank (the “Company”), and «Name», an individual (the “Optionee”) who is employed by, or providing services to, the Company or one of its affiliates.

WHEREAS, the Board of Directors have duly adopted and the stockholders of the Company have approved the Washington Savings Bank, F.S.B. 1999 Stock Option and Incentive Plan (the “Plan”), which Plan authorizes the Company to grant to eligible individuals options for the purchase of shares of the Company’s Common Stock, par value $1.00 per share (the “Stock”); and

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock in order to provide the Optionee with an incentive to advance the interests of the Company or one of its affiliates.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.                                      GRANT OF OPTION

Subject to the terms of the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company, on the terms and subject to the conditions set forth in the Plan and in this Option Agreement, «Shares» shares of Stock. This Option shall constitute a non-qualified stock option. The date of grant of this Option is «GrantDate».

2.                                      OPTION PRICE

The purchase price (the “Option Price”) for each share of Stock subject to the Option granted by this Stock Option Agreement is «Optionsprice».

3.                                      TERMS OF PLAN

The Option granted pursuant to this Stock Option Agreement is granted subject to the terms and conditions set forth in the Plan. All terms and conditions of the Plan are hereby incorporated into this Stock Option Agreement by reference and shall be deemed to be part of this Stock Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Stock Option Agreement. To the extent any capitalized words used in this Stock Option Agreement are not defined, they shall have the definitions stated for them in the Plan. In the event that there is any inconsistency between the provisions of this Stock Option Agreement and of the Plan, the provisions of the Plan shall govern.

4.                                      EXERCISE OF OPTION

4.1.                            Term

The Option shall terminate and all rights to purchase the shares thereunder shall cease upon the expiration of ten years after the Grant Date, unless terminated earlier pursuant to another provision of this Stock Option Agreement.

4.2.                            Option Period and Limitations on Exercise

The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Stock Option Agreement and in the Plan), to the extent the Option is vested and has not terminated. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Washington Savings Bank, F.S.B. Option Committee (the “Committee”), in its sole discretion, at any time and from time to time after the Grant Date of the Option, so as to accelerate the time at which the Option may be exercised.

4.3.                            Limitations on Exercise of Option

Notwithstanding the foregoing Sections, in no event may the Option be exercised in whole or in part:  (i) after ten years following the Grant Date, as set forth in Section 1 above, (ii) following termination of services for Cause (as defined below) or, if earlier, upon the Optionee’s receipt of notice that the Company has terminated the Optionee’s employment or other relationship for Cause, (iii) after an occurrence of an event referred to in Section 9 hereof which results in termination of the Option or (iv) following termination of employment or other relationship except as provided in Sections 5.1, 5.2, and 5.3 below.

For purposes of this Stock Option Agreement, “Cause” means (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Company or any of its affiliates.

4.4.                            Vesting in Options and Definition of Termination of Service

The Option becomes vested as to fifty percent (50%) of the shares purchasable pursuant to the Option on the one year anniversary of the Grant Date (the “Anniversary Date”), if the Optionee has been providing services to the Company or any of its affiliates continuously from the Grant Date to the Anniversary Date. Thereafter, so long as continuous service has not been interrupted, the Option becomes vested as to the remaining fifty percent (50%) of the shares subject to the Option one year from the Anniversary Date. Service for this purpose includes service as an employee, director, advisor or consultant providing bona fide services to the Company or any of its affiliates. For purposes of this Stock Option Agreement, termination of service would not be deemed to occur if the Optionee, after terminating service in one capacity, continues to provide bona fide service to the Company or any of its affiliates in another capacity. Termination of service is sometimes also referred to herein as termination of employment or other relationship with the Company or any of its affiliates.

4.5.                            Method of Exercise

The Option may be exercised to the extent that shares have become exercisable hereunder by delivery to the Company on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made (i) in cash or by certified check payable to the order of the Company; (ii) through the tender to the Company of shares of Stock, which, if acquired from the Company, have been held for six months and which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in Sections 4.5(i) and (ii) hereof.

If the Stock is publicly traded, payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the

Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. An individual holding or exercising the Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

5.                                      TERMINATION OF THE SERVICE RELATIONSHIP

5.1.                            Termination of Employment or Other Relationship

The Option shall remain exercisable for ninety (90) days following a termination of the employment or other relationship of the Optionee with the Company or one of its affiliates, other than for Cause or by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Optionee, to the extent such Option was vested at the time of termination. At the end of such ninety (90) day period, the Option shall terminate unless notice is given exercising such Option, and such Optionee shall have no further right to purchase shares pursuant to such Option. If the termination of employment or other relationship is for Cause, the Option shall terminate on the termination of employment or other relationship or, if earlier, upon receipt of notice that the Company has terminated the Optionee’s employment or other relationship for Cause. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of this Stock Option Agreement shall be determined by the Committee, which determination shall be final and conclusive. A termination of employment or other relationship shall not be deemed to have occurred if, on termination of employment or other relationship, the Optionee is employed or has a relationship with the Company or one of its affiliates.

5.2.                            Rights in the Event of Death

If the Optionee dies while employed by, or in the service of the Company or one of its affiliates, the executors or administrators or legatees or distributees of such Optionee’s estate shall have the right at any time within one year after the date of such Optionee’s death, and subject to the general limitations imposed by Section 4.3 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee’s death, whether or not such Option was exercisable immediately prior to such Optionee’s death.

5.3.                            Rights in the Event of Disability

If the Optionee terminates employment or other relationship with the Company or one of its affiliates by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Optionee, the Option granted hereunder shall continue to vest, and shall be exercisable to the extent it is vested, for a period of one year after such termination of employment or service, subject to the general limitation on exercise imposed by Section 4.3 above. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

6.                                      PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Stock Option Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee and the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section (the “Other Agreements”), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company (or any affiliate) for the direct or indirect compensation of the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a “Benefit Arrangement”), if the Optionee is a “disqualified individual,” as defined in Section 280G(c) of the Code, the Option and any right to receive any payment or other benefit under this Stock Option Agreement shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for Optionee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Stock Option Agreement to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Company under this Stock Option Agreement, the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Stock Option Agreement, in conjunction with all other rights, payments, or benefits to or for the Optionee under the Plan, any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Stock Option Agreement that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee’s sole discretion, to designate those rights, payments, or benefits under this Stock Option Agreement, the Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Stock Option Agreement be deemed to be a Parachute Payment.

7.                                      TRANSFERABILITY

During the lifetime of the Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.                                      REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by the Optionee, the individual exercising the Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, upon the exercise of the Option, unless a registration statement under such act is in effect with respect to the securities covered by the Option, the Company shall not be required to sell or issue such securities unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such securities pursuant to an exemption from registration under such act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9.                                      EFFECT OF CHANGES IN CAPITALIZATION

9.1.                            Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the date of grant of the Option, the number and kinds of shares of Stock for which the Option was granted shall be adjusted proportionately and accordingly by the Company so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

9.2.                            Reorganization in Which the Company Is the Surviving Entity and in Which No Change in Control Occurs.

Subject to Section 9.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change in Control Occurs (as defined in the Plan), the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares  remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

9.3.                            Reorganization, Sale of Assets or Sale of Stock Which Involves a Change in Control.

Upon the dissolution or liquidation of the Company or upon any transaction approved by the Board that results in a Change in Control (as defined in the Plan), the Option, to the extent it remains outstanding, shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of the event. Any exercise of the Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Options shall terminate, except to the extent provision is made in writing in connection with such transaction for the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Options theretofore granted shall continue in the manner and under the terms so provided. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.

9.4.                            Adjustments

Adjustments under this Section 9 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

9.5.                            No Limitations on Company

The grant of the Option shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

10.                               POOLING OF INTERESTS

The Optionee, upon advice from the Company, shall take (or refrain from taking, as appropriate) all actions necessary or desirable with respect to this Option to ensure that pooling of interests accounting is available to the Company.

11.                               DISCLAIMER OF RIGHTS

No provision in this Stock Option Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any of its affiliates, or to interfere in any way with any contractual or other right or authority of the Company or any of its affiliates either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any of its affiliates. In addition, notwithstanding anything contained in the Plan to the contrary, the Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any of its affiliates), so long as such Optionee continues to be an employee of, or otherwise in the service of, the Company or any of its affiliates.

12.                               FORFEITURE OF RIGHTS

The Company at any time shall have the right to cause a forfeiture of the rights of the Optionee on account of the Optionee taking actions in competition with the Company. Unless otherwise specified in an employment or other agreement between the Company and the Optionee, the Optionee takes actions in competition with the Company if he or she directly or indirectly owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for, any entity which has material operations which compete with any business in which the Company or any of its affiliates is engaged during the Optionee’s employment or other relationship with the Company or any of its affiliates or at the time of the Optionee’s termination of employment or other relationship.

13.                               CAPTIONS

The use of captions in this Stock Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of such Stock Option Agreement.

14.                               WITHHOLDING OF TAXES

The Company shall have the right to deduct from payments of any kind otherwise due to an Optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Stock Option Agreement. At the time of exercise, the Optionee shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation.

15.                               SEVERABILITY

If any provision of the Plan or this Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.                               INTERPRETATION OF THIS STOCK OPTION AGREEMENT

All decisions and interpretations made by the Company, the Board or the Committee with regard to any question arising under the Plan or this Stock Option Agreement shall be final, binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

17.                               GOVERNING LAW

The validity and construction of this Stock Option Agreement shall be governed by the laws of the State of Maryland but not including the choice of law rules thereof.

18.                               BINDING EFFECT

Subject to all restrictions provided for in this Stock Option Agreement, the Plan and by applicable law limiting assignment and transfer of this Stock Option Agreement and the Option provided for herein, this Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

19.                               NOTICE

All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Stock Option Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telecopier (fax), addressed as follows:

If to the Company:

Washington Savings Bank, F.S.B.

Attention: Option Committee

4201 Mitchellville Road, Suite 200

Bowie, Maryland 20716

Telecopier No.: 301-352-3131

If to Optionee:

At the address set forth below under Optionee’s name at the foot of this Agreement.

Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above, shall be deemed sufficiently given for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of personal courier or, with respect to a telecopy, upon acknowledgment of receipt thereof and in all cases at such time as delivery is refused by the addressee upon presentation.

20.                               ENTIRE AGREEMENT

This Stock Option Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Stock Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Stock Option Agreement, or caused this Stock Option Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

Washington Savings Bank, F.S.B.

By:

OPTIONEE:

«Name»

ADDRESS FOR NOTICE TO
OPTIONEE:

Exhibit A: Washington Savings Bank, F.S.B. 1999 Stock Option and Incentive Plan

OPTION EXERCISE FORM

To be executed by the Optionee to

exercise the rights to purchase Stock

evidenced by the foregoing Option

TO:         WASHINGTON SAVINGS BANK, F.S.B.

The undersigned hereby exercises the right to purchase                      shares of Stock covered by the attached Option in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price of such shares in full.

Signature

Print Name:

Address

Dated:                                              ,

Social Security Number: